Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Lifeward Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 1.75 per share (3)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Warrants (4)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (5)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(1)	—	$5,527,377.49	0.00015310	$846.25
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value NIS 1.75 per share	415(a)(6)	—	—	—	—	—	S-3	333-263984	May 16, 2022	—
Carry Forward Securities	Equity	Warrants	415(a)(6)	—	—	—	—	—	S-3	333-263984	May 16, 2022	—
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	—	—	—	—	—	S-3	333-263984	May 16, 2022	—
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(6)	—	$94,472,622.51 (6)		—	S-3	333-263984	May 16, 2022	$8,757.62 (6)

	Total Offering Amounts					$100,000,000		$846.25
	Total Fees Previously Paid							—

	Total Fee Offsets							—
	Net Fee Due							$846.25

(1)
The amount to be registered consists of up to $100,000,000 of an indeterminate amount of ordinary shares, warrants, and/or debt securities. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby, or (ii) ordinary shares or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act.

(3)
Including such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for ordinary shares or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $94,472,622.51 of unsold securities (the “Unsold Securities”) previously registered by the registrant pursuant to the registration statement on Form S-3 (File No. 333-263984) (the “Prior Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 and declared effective by the SEC on May 16, 2022. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $8,757.62 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $5,527,377.49 (the “New Securities”). A filing fee of $846.25 with respect to the New Securities is being paid in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.